UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2011

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Earlier this year Steinway Musical Instruments, Inc. (the “Company”) announced that, in connection with an unsolicited proposal made by certain members of management, the Company was evaluating offers for the Company’s assets and other strategic alternatives. Due to his involvement in developing several of these strategic alternatives, Mr. Dana D. Messina agreed to step down as the Company’s President and Chief Executive Officer effective October 24, 2011. The Company and Mr. Messina entered into a Separation Agreement which is included as Exhibit 10.1 to this Report and is incorporated herein by reference. A full text of a press release dated October 24, 2011 announcing the resignation is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

On October 24, 2011, the Company appointed current Chairman Michael T. Sweeney (age 53) as interim President and Chief Executive Officer and entered into an Employment Agreement with Mr. Sweeney which is included as Exhibit 10.2 to this Report and is incorporated herein by reference (the “Employment Agreement”).  Mr. Sweeney is Chairman of the Board of Star Tribune Media Holdings, the holding company for the Minneapolis Star Tribune. He is also a partner in the private equity firm Goldner Hawn Johnson & Morrison, where he once served as its Managing Partner. Prior to his career in private equity, Mr. Sweeney served as the president of Starbuck’s Coffee Company (UK) Ltd. He presently serves as a director of First Solar, Inc. The Employment Agreement provides that Mr. Sweeney will serve as President and Chief Executive Officer of the Company in consideration of an annual base salary of $750,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Sweeney is eligible to receive bonuses and certain other employment benefits. The Employment Agreement further provides that, in the event the Company terminates Mr. Sweeney without cause or Mr. Sweeney terminates his employment for good reason or upon a change in control of the Company, it is obligated to pay Mr. Sweeney a lump sum equal to his latest annual salary plus bonus in consideration of Mr. Sweeney’s agreement to not compete with the Company for a period of two years from the date of termination. A full text of a press release dated October 24, 2011 announcing the appointment of Mr. Sweeney is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

On October 22, 2011 the Board of Directors of the Company increased the number of Company Directors to a total of eleven and elected Mr. Joon W. Kim to fill the newly created directorship position. The Board has determined that Mr. Kim is independent according to applicable rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. Mr. Kim will not serve on any of the Company’s committees and will receive compensation for his service on the Board pursuant to the Company’s compensation policy for Directors. A full text of a press release announcing the appointment on October 25, 2011 is included as Exhibit 99.2 to this Report and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On October 20, 2011 employees with Local 2359 of the United Auto Workers at the Company’s Conn-Selmer, Inc., Eastlake, Ohio brass instrument facility ended their strike. A full text of a press release dated October 21, 2011 announcing the end of the strike is included as Exhibit 99.3 to this Report and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Separation Agreement dated October 24, 2011 between Steinway Musical Instruments, Inc. and Dana D. Messina

10.2	Employment Agreement dated October 24, 2011 between Steinway Musical Instruments, Inc. and Michael T. Sweeney

99.1	Press release dated October 24, 2011 announcing a new President and Chief Executive Officer

99.2	Press release dated October 25, 2011 announcing the appointment of Mr. Joon W. Kim to the Steinway Musical Instruments, Inc. Board of Directors

99.3	Press Release dated October 21, 2011 announcing end of a strike at Conn-Selmer, Inc.’s Eastlake, Ohio facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 25, 2011	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Michael T. Sweeney

	Name:	Michael T. Sweeney
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement dated October 24, 2011 between Steinway Musical Instruments, Inc. and Dana D. Messina

10.2	Employment Agreement dated October 24, 2011 between Steinway Musical Instruments, Inc. and Michael T. Sweeney

99.1	Press release dated October 24, 2011 announcing a new President and Chief Executive Officer

99.2	Press release dated October 25, 2011 announcing the appointment of Mr. Joon W. Kim to the Steinway Musical Instruments, Inc. Board of Directors

99.3	Press Release dated October 21, 2011 announcing end of a strike at Conn-Selmer, Inc.’s Eastlake, Ohio facility

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